                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                  Cardiodynamics  International  Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                   CardioDynamics International Corporation

                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121


                                 June 4, 2001



          Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of CardioDynamics International Corporation which will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California, on Thursday, July 19, 2001 at 9:00 a.m. (PDT).

          Additional details relating to the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

          In order for us to have an efficient meeting, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

          We look forward to seeing you at the Annual Meeting.



                                            On behalf of the Board of Directors,


                                            /s/ Michael K. Perry

                                            Michael K. Perry
                                            Chief Executive Officer


          ----------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

              In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if your proxy is mailed in the United States.
          ----------------------------------------------------------------------

                   CardioDynamics International Corporation

                       6175 Nancy Ridge Drive, Suite 300
                             San Diego, CA 92121

                   Notice of Annual Meeting of Shareholders

                           To be held July 19, 2001

The Annual Meeting of Shareholders of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, on Thursday, July 19, 2001 at 9:00 a.m.(PDT), to consider and act upon the following matters:

1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: Connie R. Curran, Jacques C. Douziech, Cam L. Garner, James C. Gilstrap, Richard O. Martin, J. Michael Paulson and Michael K. Perry.

2. To consider and act upon a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 shares to 6,000,000 shares and to allow transfer of certain options by gift to immediate family members and tax-exempt charities.

3. To ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending November 30, 2001.

4. To transact any other business which may properly come before the meeting or any postponement(s) or adjournment(s) thereof. We have no information of any such other matters.

Shareholders of record at the close of business on June 1, 2001 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our offices. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                         By Order of the Board of Directors,


                                         /s/ Michael K. Perry


Dated: June 4, 2001                      Michael K. Perry
                                         Chief Executive Officer

                  CardioDynamics  International  Corporation

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held July 19, 2001


These proxy materials are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California, at 9:00 a.m. on July 19, 2001 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning approximately June 5, 2001.

The address of our principal executive office is 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                              PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to our Corporate Secretary before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. You may also revoke your proxy at the Annual Meeting by voting your shares in person. We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional compensation, solicit proxies personally by telephone.

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting is June 1, 2001. At the close of business on the record date, we had 45,548,127 outstanding shares of common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for Directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of Directors to be elected, multiplied by the number of shares he or she holds, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. For example, a shareholder owning ten shares of Common Stock would have 70 votes (seven Directors multiplied by ten shares) to allocate among as few as one, or as many as seven candidates. A shareholder may cumulate his or her votes, however, only if his or her candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The shares represented by the proxy will be voted at the Annual Meeting by the proxy holder as specified by the person solicited. Discretionary authority to cumulate votes is, however, being solicited by the Board of Directors.

California statutes and case law do not give specific instructions regarding the treatment of abstentions and broker non-votes for corporations such as ours on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, we believe that California law provides that if shares are represented and vote on any issue at the Annual Meeting their failure to vote yes on any other issue (through either abstention or a broker non-vote) has the same effect as a negative vote on that other issue and we will treat such abstentions or broker non-votes accordingly. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes have the same effect as a negative vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of seven members. The seven individuals below have been nominated for election to our Board and will serve until the next annual meeting or until their successors are elected and qualified. Unless you specify otherwise, your proxy will be voted for the election of the nominees of the Board of Directors who are listed below and distributed among the nominees as the proxy holders see fit.

If, however, any of the nominees is unable to serve, or for good cause declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for a substitute. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as Directors:


                                     First Year
                                       Elected
Name                                  Director            Age
                                      --------            ---

Connie R. Curran                        2000               53

Jacques C. Douziech                     2000               53

Cam L. Garner                           1997               53

James C. Gilstrap                       1995               65

Richard O. Martin                       1997               61

J. Michael Paulson                      2000               45

Michael K. Perry                        1998               40
__________________________________________________________________


The Company's Board of Directors recommends a vote FOR the nominees listed
                                                   ---
herein.

Connie R. Curran, Ed.D., RN became a director in February 2000. Dr. Curran is currently President of Cardinal Health Care Consulting Services. From 1995 to November 2000 she was president and chief executive officer of CurranCare, until its purchase by Cardinal Health. She has held a variety of executive positions in academia and multi-system healthcare operations and serves as vice president of the American Hospital Association, national director of patient care for APM, Inc. and a director for Allegiance Corporation and Finova Group. Dr. Curran holds a master's degree in medical-surgical nursing from De Paul University and a doctorate in educational psychology from Northern Illinois University.

Jacques C. Douziech has served as a director since July 2000. Mr. Douziech is a Venture Advisor for Sofinov, Biotechnology and Life Sciences Division, a subsidiary of the Caisse de depot et placement du Quebec. From 1998 to March 2000, Mr. Douziech was Vice President and served as Director of Business Development at Procrea Biosciences, and from 1980 to 1989 and 1991 to 1998, he held executive positions at Boehringer Mannheim Canada (now Roche Diagnostics). He was also Marketing Director at Kodak Canada Inc. and Vice President, Sales & Marketing of Synermed Diagnostics from 1989 to 1991. Mr. Douziech worked from 1965 to 1979 at the Queen Elizabeth Hospital of Montreal where he was the Assistant-Chief of the Biochemistry and Immunology laboratories. Mr. Douziech holds a Licentiate and fellowship degree in Medical Laboratory Sciences with a specialty in Clinical Biochemistry.

Cam L. Garner has served as a director since July 1997 and provides us with consulting services for $25,000 per year. Mr. Garner served as president and chief executive officer of Dura Pharmaceuticals, Inc. since 1989 and was named Chairman in 1995. Dura Pharmaceuticals was acquired by Elan Corporation, PLC in November 2000, for $1.8 billion. Prior to joining Dura, Mr. Garner was a member of the management team that built Hybritech Inc., a division of Eli Lilly & Co., which developed monoclonal antibodies for use in diagnostic and pharmaceutical products. Mr. Garner currently serves on several boards including Favrille, Inc., Cancer-Vax Corporation and Xcel Pharmaceuticals, Inc.

James C. Gilstrap served as the chairman of our board of directors from May 1995 to June 1996 and co-chairman of the board with Allen Paulson from June 1996 until Mr. Paulson's death in July 2000, at which time Mr. Gilstrap resumed his role as chairman. Mr. Gilstrap is retired from Jefferies & Company, where he served as senior executive vice president, partner and a member of the executive committee. Mr. Gilstrap is past president of the Dallas Securities Dealers, as well as a past member of the board of governors of the National Association of Securities Dealers, Inc.

Richard O. Martin, Ph.D. has served as a director since July 1997. From 1998 until April 2001, Dr. Martin served as president of Medtronic Physio-Control Corporation, a medical device company that designs, manufactures and sells external defibrillators and heart monitors. Prior to its acquisition by Medtronic in 1998, Dr. Martin was chairman and chief executive officer of Physio-Control Corporation. He was vice president of cardiovascular business development with Sulzer Medica and has held management positions at Intermedics, Inc. and Medtronic, Inc. Dr. Martin serves on the boards of directors of Scout Medical Technologies, LLC, Cardias Dimentions, Inc. and Encore Medical. Dr. Martin earned a bachelor's degree in electrical engineering from Christian Brothers College, a master's degree in electrical engineering from Notre Dame University and a doctorate in electrical/biomedical engineering from Duke University.

J. Michael Paulson has served as a director since July 2000. He is the founder and president of Nevastar Investments Corp. and Construction Specialist of Nevada, Inc. and has been in the real estate development and investment business since 1986. His companies have developed and sold over 500 properties in the Western U.S. Mr. Paulson has also worked in the aerospace industry for 17 years, including 11 years with Gulfstream Aerospace Corporation serving in various marketing positions, including Regional Vice President of Sales for the Western U.S. and Canada. In addition, he currently serves as a trustee, director and officer of various companies. Mr. Paulson holds a bachelor's degree in business administration from California State University, Northridge.

Michael K. Perry has been our chief executive officer and a director since April 1998. From 1994 to 1997, Mr. Perry was vice president of operations at Pyxis Corporation, a leading provider of healthcare automation, information management services and pharmacy management services to hospitals and outpatient facilities. Pyxis was sold to Cardinal Health, Inc. in 1996. Prior to joining Pyxis, Mr. Perry served in management with the medical products group of Hewlett Packard Company. Additionally, he was director of quality for a division of Hewlett-Packard's deskjet printer group. Mr. Perry holds a bachelor's degree in mechanical engineering from General Motors Institute and a master's degree in business administration from Harvard University. Mr. Perry serves on the advisory board of the University of California San Diego Cardiovascular Center.

Board Meetings and Committees

The Company's Board of Directors held three meetings during the fiscal year ended November 30, 2000. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all the Board committees held during the period in which they served as a Director, except Dr. Curran, who attended one of two meeting held while she served as a director during the year and Mr. Garner who participated 67% of the meetings of the Board.

The Board of Directors has established a standing Compensation Committee currently composed of Messrs. Garner, Martin and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Committee held three meetings during the fiscal year ended November 30, 2000.

The Board of Directors has established a standing Audit Committee currently composed of Messrs. Gilstrap, Paulson and Dr. Curran. The Audit Committee reviews all matters relating to oversight of the Company's internal control structure, selection of the independent auditors and oversight of the Company's financial reporting. The Committee held three meetings during the fiscal year ended November 30, 2000.

The Board of Directors has also established a standing Nominating Committee currently composed of Messrs. Gilstrap, Garner and Perry. The Nominating Committee reviews matters pertaining to Board composition and screens and recommends to the Board potential candidates for election as a Director.

Directors' Fees

Each director who has not been employed by us during the preceeding two years receives 1,000 automatic monthly stock options granted at fair market value on the last day of the month for each full month of service as a director of our Company. In the case of 10% shareholders, the options are granted at 110% of fair market value. On August 1, 1997, Cam L. Garner, a Director of our Company, entered into a consulting agreement with our Company whereby Mr. Garner is paid a monthly fee of $2,083.33 and received a one-time grant of 5,000 stock options to purchase CardioDynamics' common stock in exchange for consulting services. Total fees paid to Mr. Garner in fiscal 2000 were $25,000. He received the same compensation during fiscal 1999. Mr. Martin received a one-time grant of 10,000 stock options to purchase our Common Stock. The options vested in equal thirds on August 20, 1998, 1999 and 2000.

                                  PROPOSAL  2

              AMENDMENT TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN


Purpose

The Company's 1995 Stock Option/Stock Issuance Plan (the "Plan") provides for the issuance of incentive stock options (i.e., options under Section 422 of the Internal Revenue Code) and non-qualified stock options to officers, Directors, key employees, independent contractors and consultants of the Company.

On April 12, 2001 the Board of Directors approved, subject to approval by the shareholders, an increase in the number of shares reserved for issuance under the Plan from, 4,000,000 to 6,000,000. The purpose of increasing the number of shares reserved for issuance under the Plan is to permit the Company to continue to attract and retain officers, Directors, key employees, independent contractors and consultants of ability and experience, by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. As of May 10, 2001, options for 2,725,433 shares were outstanding under the Plan.

The April 12, 2001 amendment approved by the Board also allows for transfer of non-qualified options (i) pursuant to a qualified domestic relations order or
(ii) upon approval of the Plan Administrator, to immediate family members, a trust, family limited partnership or other similar entity formed for the benefit of the option holder and/or immediate family members, or to a tax-exempt charitable organization. Upon an approved transfer as described, the transferee is considered an optionee for all purposes under the Plan, but without the right further to transfer such option. A copy of the amendment is attached to this Proxy Statement as Exhibit A.

Approval of the amendment by the shareholders is being sought under the terms of the Plan and with reference to certain applicable regulations.

Structure of the Plan

The Plan is divided into three separate equity programs: (1) the Discretionary Option Grant Program under which officers, Directors, employees, consultants and independent contractors, may at the discretion of the Plan Administrator, be granted non-qualified or incentive stock options to purchase shares of Common Stock of the Company; (2) the Stock Issuance Program under which officers, employees, Directors, consultants and independent contractors may, at the discretion of the Plan Administrator, be issued shares of Common Stock of the Company directly, either through the immediate purchase of such shares or as a bonus for services rendered; and (3) the Automatic Option Grant Program under which non-employee Directors automatically receive monthly grants of options to purchase Common Stock of the Company.

Administration of the Plan

The Plan is administered by the "Plan Administrator," which means the full Board of Directors or a compensation committee consisting of two or more Board members or (only as to grants and issuances to persons who are not directors, officers or 10% shareholders, and only if the Chief Executive Officer is a director) the Chief Executive Officer. The compensation committee, when acting as Plan Administrator, has full responsibility for the administration of the Plan. Members of such compensation committee serve for such period of time as the Board may determine and are subject to removal by the Board at any time. The Chief Executive Officer's discretion as Plan Administrator can be exercised only within such limits, based on the personnel category of the optionee or participant, as are previously established by the Board and the compensation committee.

The Plan Administrator has the sole and exclusive authority, subject to the provisions of the Plan, to determine the eligible individuals who are to receive options under the Discretionary Option Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Plan Administrator also has the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. Option grants under the Automatic Option Grant Program are made in strict compliance with the express provisions of that program, and the Plan Administrator does not have any discretionary authority with respect to those option grants.

Issuable Shares

The Plan currently provides for the issuance of 4,000,000 shares of Common Stock over the ten-year term of the Plan. The share reserve available for issuance under the Plan is subject to adjustment for changes in the Company's Common Stock occasioned by stock splits, stock dividends, recapitalization, conversions or other changes affecting the outstanding Common Stock as a class without the Company's receipt of consideration.

Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Plan and all shares issued under the Plan, whether or not such shares are subsequently reacquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Company Common Stock available for subsequent grants. No more than 800,000 shares may be issued to any one optionee/grantee over the lifetime of the Plan.

Identity of Beneficiaries

It is not known how many options under the Plan will be received by named executive officers, current executive officers, non-officer Directors, employees, their associates, or any other group. The maximum number of options to be granted to Directors each year under the Automatic Option Grant Program (assuming a Board of six outside directors, all non-employees) is 72,000. The fair market value of a share of Company Common Stock on May 10, 2001 was $4.45.

The Company currently has 110 employees, an unknown number of consultants and independent contractors who might be selected to receive stock options or direct issuances, and six non-employee Directors.

Terms of Discretionary Option Grant Program

OPTION PRICE AND TERM. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Company Common Stock issuable under the option on the grant date of such option (nor less than 110% in the case of 10% shareholders of the Company). The option price per share for non-statutory stock options may not be less than 85% of the fair market value per share of each share of Company Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of ten (10) years measured from the grant date.

VESTING OF OPTIONS. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service. The vesting schedule cannot be slower than 20% per year over five years beginning on the grant date.

PAYMENT. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sales proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

FINANCIAL ASSISTANCE. The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by authorizing a loan from the Company. The terms and conditions of any such loan will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

TERMINATION OF SERVICE. Should the optionee cease to remain in the Company's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant (subject to certain minimum post-service periods). Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during the period it remains exercisable, be exercisable for the number of shares for which the option was exercisable on the date of the optionee's cessation of service.

Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or
(ii) the specified expiration date of the option term.

The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

CORPORATE TRANSACTION. Except to the extent otherwise provided in the option documents, each option share will become fully vested in the event of certain Corporate Transactions unless the option is assumed or is replaced with a cash incentive program which preserves the material benefits of the options. Upon consummation of the Corporate Transaction, all options which are not assumed will be canceled and cease to exist. The options or cash incentive programs which replace any options which do not accelerate will provide for full vesting in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

For purposes of the above, a Corporate Transaction includes (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company are transferred to holders different from those who held the Company's securities immediately prior to such merger.

SHAREHOLDER RIGHTS AND OPTION ASSIGNABILITY. No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than upon approval to an immediate family member or tax exempt charity, by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee or approved transferee.

STOCK APPRECIATION RIGHTS. At the discretion of the Plan Administrator, options may be granted in tandem with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Plan are tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution.

These tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of Common Stock for which the underlying option is at the time exercisable over
(ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Common Stock.

CANCELLATION/REGRANT. The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of grant.

Terms of Stock Issuance Program

ISSUE PRICE. The purchase price per share will not be less than 85% of the fair market value of any share of Company Common Stock being issued on the date the Plan Administrator authorizes the issuance (nor less than 110% in the case of 10% shareholders of the Company).

VESTING OF SHARES. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to the Company's repurchase right, over the participant's period of service. The vesting schedule cannot be slower than 20% per year over five years from the date the stock is purchased.

SHAREHOLDER RIGHTS. The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers.

REPURCHASE RIGHTS. Should the recipient of unvested shares cease to remain in the Company's service before vesting in such shares, then those unvested shares are to be immediately surrendered to the Company for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, the Company will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to the fair market value of such surrendered shares.

PAYMENT. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Company Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

CORPORATE TRANSACTION. Except to the extent otherwise provided in the stock issuance documents, all repurchase rights will terminate and each share will become fully vested in the event of a Corporate Transaction (as defined above) unless the repurchase rights are assigned to the successor Company. Following consummation of the Corporation Transaction, all repurchase rights which are assigned to the successor will terminate and cease to exist in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

Automatic Option Grant Program

Option grants are made automatically to each non-employee Board member who has not been employed by the Company during the preceding two years. Each such person is automatically granted a non-statutory option to purchase 1,000 shares with respect to each calendar month during all of which he or she serves as a director, on the last day of each such respective calendar month.

The exercise price per share of each automatic option grant made under this Program is equal to 100% of the fair market value per share of Common Stock on the grant date (or, in the case of 10% shareholders, at 110% of fair market value). The exercise price is payable in one of these alternative forms: (1) full payment in cash or check drawn to the Company's order; (2) full payment in shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date; (3) full payment in a combination of shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date and cash or check; or (4) full payment through a broker-dealer sale.

During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, is exercisable only by the optionee or approved transferee and is not assignable or transferable by the optionee other than as described herein or a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants, then such optionee shall have a 24-month period following the date of such cessation of Board membership in which to exercise each such option. In no event shall any automatic option grant remain exercisable after the specified expiration date of the ten-year option term. Upon the expiration of the applicable exercise period as mentioned above or upon the expiration of the ten-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares.

The provisions of the Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations. Each automatic grant under this Program has a maximum term of ten years measured from the automatic grant date and is exercisable in full immediately

Tax Withholding

The Company's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

The Plan Administrator may provide one or more participants in the Plan with the election to have the Company withhold, from the shares of Company Common Stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Company Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

Amendment and Termination

The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Option Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of the Company's shareholders.

The Board may terminate the Plan at any time, and the Plan will in all events terminate on the earliest of (i) June 14, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

Regulatory Approval

The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program are subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

No Employment/Service Rights

Nothing in the Plan shall confer upon the optionee or the participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining such person) to terminate such person's service at any time for any reason, with or without cause.

Federal Tax Consequences

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize income for alternative maximum tax purposes in the year the option is exercised and regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize mid-term or long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

NON-QUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of Company Common Stock under a non-qualified option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

A. If the shares acquired upon exercise of the non-qualified option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

If the holder of a non-qualified option makes an approved transfer of such option, the transferor will be subject to gift tax on the value of the option at the time of transfer. The transferor will also pay ordinary income tax at the time the qualifying transferee exercises the option as if the original holder had exercised the option. The transferee will pay capital gains tax when the shares acquired upon exercise of the transferred option are sold by the transferee on the difference between the sale price and the stock price when the option was exercised.

STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment applicable to the exercise of non-qualified stock options as described above.

Accounting Treatment

Option grants to employees of the Company with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to the Company's earnings equal to the difference between such exercise or purchase prices and the fair market value on the issue date. Such expense will be accrued by the Company and expensed over the expected life of the option. Option grants and direct stock issuances to the Company's employees at 100% or more of fair market value will not result in any charge to the Company's earnings. Option grants and direct stock issuances to non-employees of the Company will result in a compensation expense to the Company's earnings equal to the fair market value of the option or stock on the issue date. Such expense will be accrued by the Company and generally expensed over the term of service being provided. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share.

Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

Approval Required

The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposed amendment to the Plan.

The Board of Directors recommends a vote FOR the amendment to the 1995 Stock
                                         ---
Option/Stock Issuance Plan.

                                  PROPOSAL 3

                                RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our company's financial reporting process, its systems of internal accounting and financial controls, and the independent audit of its financial statements. The Audit Committee consisted of three members prior to the addition of Richard O. Martin in April 2001. The Audit Committee has reviewed and discussed with management the audited financial statements of our company for the fiscal year ended November 30, 2000. The Audit Committee has reviewed and discussed with KPMG LLP, our company's independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with auditing standards generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our company's accounting practices and such other matters as are required to be discussed by the independent accountants with the Audit Committee under generally accepted auditing standards including the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed the independence of KPMG LLP with that firm. Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that our company's audited financial statements be included in our company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2000, for filing with the Securities and Exchange Commission.

                              Respectfully Submitted:
                              The Audit Committee

/s/ James C. Gilstrap         /s/ Connie R. Curran      /s/ J. Michael Paulson
----------------------        --------------------      ----------------------
James C. Gilstrap, Chairman   Connie R. Curran          J. Michael Paulson

The Board of Directors is recommending the ratification of its selection of KPMG LLP as independent accountants to audit our financial statements for the current fiscal year ending November 30, 2001. KPMG LLP has audited our financial statements for calendar the year ended November 30, 2001.

KPMG, LLP has advised our Audit Committee that it is "independent" of us within the rules and guidelines of the SEC, the American Institute of Certified Public Accountants and the Independence Standards Board.

Audit fees billed to our company by KPMG LLP for review of our annual financial statements and quarterly financial statements included in quarterly reports on Form 10-QSB, for the year 2000, totaled $43,839 We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during 2000. Fees billed to our company by KPMG LLP with respect to the year 2000 for all other non-audit services rendered to our company including tax related services and regulatory advisory services totaled $38,500. The Audit Committee has concluded that the provision of the other services including tax related services by KPMG LLP is compatible with maintaining their independence.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if desired, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection
                                         ---
of KPMG LLP as our independent accountants for fiscal 2001.

                            PRINCIPAL  SHAREHOLDERS



The following are the only persons known by us to own beneficially, as of May 10, 2001, five percent (5%) or more of the outstanding shares of our common stock. Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of options exercisable within 60 days after May 10, 2001. The percentage ownership is calculated pursuant to Rule 13d-3(d)(1) promulgated by the SEC under the Securities Act of 1933.

Name and Address of                           Shares Beneficially Owned.
                                         -----------------------------------
Beneficial Owner                          Number (1)          Percentage (2)
--------------------------               --------             -----------

J. Michael Paulson(3)                   11,004,198               24.1%
P.O. Box 9660
Rancho Santa Fe, CA  92067

James C. Gilstrap(4)                     3,309,918                7.3%
5067 Shore Drive
Carlsbad, CA  92008

Domain Partners LP                       4,350,000                9.6%
One Palmer Square
Princeton, NJ  08542

Societe Generale Veritas                 3,000,000                6.6%
4 New York Plaza
New York, NY  10004

______________________
1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

3) Includes 10,000,234 shares held in the Allen E. Paulson Living Trust dated 12-23-86 of which J. Michael Paulson is the co-trustee and co-executor. Also includes 59,000 shares of common stock beneficially owned by the Allen E. Paulson Living Trust Dated 12-23-86, by virtue of its right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Also includes 10,000 shares of common stock beneficially owned
J. Michael Paulson, by virtue of its right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Includes 103,764 shares of common stock beneficially owned by CardioDynamics Holding, LLC (CDH), of which the estate is a member with a majority interest and 2,243 shares of common stock over which CDH exercises sole voting and investment power. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of the estate's pecuniary interest in CDH. Excludes 2,000,000 shares of common stock owned by Mr. Paulson's bothers; Mr. Paulson disclaims beneficial ownership of such shares.

4) Includes 103,764 shares of common stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest and 2,243 shares of common stock over which CDH exercises sole voting and investment power. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in CDH. Includes 965,000 shares held in the Jim and Sue Gilstrap Family Limited Partnership. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes 69,000 shares of common stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

                         SECURITY OWNERSHIP MANAGEMENT

The following table sets forth the beneficial ownership of common stock of CardioDynamics as of May 10, 2001 by each Director and each officer of CardioDynamics named in the Summary Compensation Table, and by all Directors and executive officers of our Company as a group. Each such person has a business address, care of CardioDynamics. Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of options exercisable within 60 days after May 10, 2001. The percentage ownership is calculated pursuant to Rule 13d-3(d)(1) promulgated by the SEC under the Securities Act of 1933.

                                              Shares  Beneficially  Owned
                                              -----------------------------
Name                                          Number (1)       Percent
-------------------------------               ----------       -------
Russell H. Bergen (2)                           62,185            *

Connie R. Curran (2)                            17,000            *

Jacques C. Douziech (3)                      1,374,086          3.0%

Cam L. Garner (2)                              118,000            *

James C. Gilstrap (4)                        3,309,918          7.3%

Stephen P. Loomis (2)                           75,695            *

Richard O. Martin, Ph.D. (2)                   105,000            *

J. Michael Paulson (5)                      11,004,198         24.1%

Michael K. Perry (2)                           502,695          1.1%

Rhonda F. Rhyne (2)                            355,729            *

Richard E. Trayler (2)                         194,167            *

All Directors and executive
officers as a group - (12 persons) (6)      17,208,727         37.8%

_________________________
*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2) Includes shares of common stock that may be acquired pursuant to stock options exercisable currently or exercisable within 60 days.

(3) Includes 1,353,836 shares of common stock owned by Sofinov, Life Sciences and Biotechnology Division, of which Mr. Douziech is a Venture Advisor. Mr. Douziech disclaims beneficial ownership of the shares owned by Sofinov. Also includes 10,000 shares of common stock beneficially owned Mr. Douziech, by virtue of its right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

(4) Includes 103,764 shares of common stock beneficially owned by CardioDynamics Holdings, LLC (CDH), of which Mr. Gilstrap is a member with a minority interest and 2,243 shares of common stock over which CDH exercises sole voting and investment power. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in CDH. Includes 965,000 shares held in the Jim and Sue Gilstrap Family Limited Partnership. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes 69,000 shares of common stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

(5) Includes 10,000,234 shares held in the Allen E Paulson Living Trust dated 12-23-86 of which J. Michael Paulson is the co-trustee and co-executor. Also includes 59,000 shares of common stock beneficially owned by the Allen E. Paulson Living Trust Dated 12-23-86, by virtue of its right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Also includes 10,000 shares of common stock beneficially owned
J. Michael Paulson, by virtue of its right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Includes 103,764 shares of common stock beneficially owned by CDH, of which the estate is a member with a majority interest and 2,243 shares of common stock over which CDH exercises sole voting and investment power. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of the estate's pecuniary interest in CDH. Excludes 2,000,000 shares of common stock owned by Mr. Paulson's bothers; Mr. Paulson disclaims beneficial ownership of such shares.

(6) Shares beneficially owned include shares held by entities affiliated with certain directors and named Officers as described above in the footnotes.

                              EXECUTIVE OFFICERS

The Company's executive officers and their ages as of May 10, 2001 are as follows:

Name                          Age           Position
----                          ---           --------
James C.  Gilstrap            65            Chairman of the Board of Directors
Michael K. Perry              40            Chief Executive Officer
Rhonda F. Rhyne               40            President
Stephen P. Loomis             41            Chief Financial Officer
Richard E. Trayler            51            Chief Operating Officer
Dennis G. Hepp                52            Chief Technology Officer
Russell H. Bergen             54            Vice President of Operations

Business Experience of  Executive Officers

James C. Gilstrap See description under "Election of Directors."

Michael K. Perry See description under "Election of Directors."

Rhonda F. Rhyne has been our president since June 1997, previously serving as chief operating officer from 1996 to 1997 and as vice president of operations from 1995 to 1996. From 1992 until 1995, Ms. Rhyne was president, chief executive officer and vice president of sales and marketing of Culture Technology, Inc. Ms. Rhyne has also held positions at GE Medical Systems and Quinton Instrument Company, both medical device subsidiaries of publicly held companies. Ms. Rhyne holds a bachelor's degree in pharmacy from Washington State University and a master's degree in business administration, executive program, from University of California Los Angeles, Anderson School of Business.

Stephen P. Loomis joined us in September 1996 as vice president of finance and has held the positions of chief financial officer and corporate secretary since April 1997. From 1993 until 1996, he served as director of financial reporting at Kinko's Inc. From 1988 to 1993, Mr. Loomis was chief financial officer for Terminal Data Corporation, a publicly traded company. He earned his bachelor's degree in business administration from California State University at Northridge. Mr. Loomis is a certified public accountant.

Richard E. Trayler has served as our chief operating officer since July 1997. From 1982 to 1997, Mr. Trayler held the positions of regional and divisional sales manager at Quinton Instrument Company. He has also held positions at the Heart Institute for CARE, the University of Washington and the Boeing Company. Mr. Trayler earned a bachelor's degree from Texas A&M University and a master's degree from the University of Washington.

Dennis G. Hepp has been our chief technology officer since June 1997 and has served as a consultant to us since July 1995. From 1974 to 1986, Mr. Hepp held engineering and management positions at Medtronic, Inc. In 1989, Mr. Hepp founded, and remains a key employee and managing director of, Rivertek Medical Systems, Inc., an engineering consulting firm to medical device manufacturers. Mr. Hepp holds a bachelor's degree in electrical engineering from the University of Detroit.

Russell H. Bergen has served as our vice president of operations since September 1998. From 1971 to 1998, Mr. Bergen held management positions in the instrument group, peripheral products group and inkjet business unit of Hewlett Packard Company. Previously, Mr. Bergen was employed at Honeywell, Inc. as a procurement engineer. Mr. Bergen earned a bachelor's degree in aerospace engineering and manpower management from the University of Colorado at Boulder.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


The following table provides information regarding the annual and long-term compensation earned for services rendered in all capacities to CardioDynamics for the fiscal years ended November 30, 1998, 1999 and 2000 of those persons who were, at November 30, 2000 (i) the Chief Executive Officer and (ii) the other executive officers of CardioDynamics whose aggregate direct remuneration from CardioDynamics during the fiscal year ended November 30, 2000 exceeded $100,000 (collectively, the "Named Officers").


                          SUMMARY COMPENSATION TABLE

                                                                                             Long Term Compensation
                                                                                             ----------------------
                                                                                                     Awards
                                                                                                     ------
                                                                Annual Compensation /(1)/           Securities
                                       --------------------------------------------------
                                                                                    Other           Underlying
Name and                                                                           Annual            Options/
Principal Position             Year     Salary($)           Bonus($)           Compensation($)       SARs (#)
------------------             ----     ---------           --------           ---------------       --------
Michael K. Perry               2000      $181,480         $    44,153          $      -0-               50,000
  Chief Executive              1999        91,450             216,170 /(3)/           -0-               45,000
  Officer                      1998             1 /(4)/           750               4,000 /(2)/      1,295,000 /(6)/

Rhonda F. Rhyne                2000       176,000              35,550                 -0-               40,900
  President                    1999       148,020              11,045              17,000 /(5)/         40,000
                               1998       127,833                 751              18,000 /(5)/        250,000

Stephen P. Loomis              2000       122,000              24,750                 -0-               30,300
  Chief Financial              1999       137,543               8,520                 -0-               30,000
  Officer                      1998       116,583               1,663                 -0-              120,000 /(6)/

Richard E. Trayler             2000       130,000               2,475                 -0-               30,300
  Chief Operating              1999       129,584               8,745                 -0-               35,000
  Officer                      1998       123,750               1,502                 -0-               80,000 /(6)/

Russell H. Bergen              2000       120,000              24,175                 -0-               30,000
  Vice President of            1999       120,000               5,800                 -0-                  -0-
  Operations                   1998        25,923 /(7)/           -0-                 -0-               75,000

__________________
(1) Employee benefits provided to each of the Named Officers under various Company programs do not exceed the disclosure thresholds established under the SEC rules and are therefore not included.

(2)   Amount represents Company paid allowance for automobile expenses.

(3) Bonus amount paid in 1999 includes $205,000 pursuant to Mr. Perry's employment agreement dated March 23, 1998, under which Mr. Perry was paid a salary of $1.00 for the initial 14 months of his employment. In exchange, he was eligible to receive a performance bonus based on achieving a 100% increase in sales during the 12-month period ending May 31, 1999, over the previous 12-month period.

(4) Represents compensation earned by Mr. Perry from his employment with our Company commencing April of 1998.

(5) Amounts represent Company paid lodging of $12,000 in 1998 and $11,000 in 1999. The balance in each year is for automobile expenses.

(6) Amounts represent options granted under Company Stock Option Cancellation/Regrant program.

(7) Represents compensation earned by Mr. Bergen from his employment with our Company commencing September of 1998.


The following table provides information regarding option grants during the fiscal year ended November 30, 2000 to the Named Officers in fiscal 2000. CardioDynamics has not granted any stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                              Individual Grants.
               ----------------------------------------------------
                         Number of
                        Securities     % of Total
                        Underlying   Options Granted
                          Options     to Employees       Exercise     Expiration
Name                      Granted    in Fiscal 2000  Price($/Sh)/(1)/      Date
----------             ------------ ---------------- ---------------- ----------
Michael K. Perry           50,000          6%            $6.125       01/27/2010
Rhonda F. Rhyne            40,000          5%            $6.125       01/27/2010
                              900          0%            $6.000       06/28/2010
Stephen P. Loomis          30,000          4%            $6.125       01/27/2010
                              300          0%            $6.000       06/28/2010
Richard E. Trayler         30,000          4%            $6.125       01/27/2010
                              300          0%            $6.000       06/28/2010
Russell H. Bergen          30,000          4%            $6.125       01/27/2010

______________________
(1) All options were granted at fair market value (closing sale price for our common stock on the NASDAQ/AMEX Stock Market on the date of grant).

The following table provides further information regarding the Named Officers' exercises and outstanding stock options as of November 30, 2000. No stock appreciation rights were granted or exercised.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                        Number of
                                                                        Securities
                                                                        Underlying            Value/(1)/ of
                                                                        Unexercised            Unexercised
                                                                        Options/SARs          In-the-Money
                                                                        at FY-End (#)       Options/SARs at FY-
                           Shares Acquired           Value              Exercisable/        End ($) Exercisable/
Name                       on Exercise (#)       Realized ($)          Unexercisable         Unexercisable/(2)/
----                       ------------------   -----------------    -------------------   --------------------
Michael K. Perry                207,000             1,013,271         461,124 / 721,876    1,284,021 /1,874,416
Rhonda F. Rhyne                  80,000               390,959         280,898 / 195,002      624,496 /  401,567
Stephen P. Loomis                70,000               385,280          27,369 /  82,931       67,538 /  138,712
Richard E. Trayler               10,000                53,815          61,888 /  73,412      163,191 /  110,247
Russell H. Bergen                10,000                45,952          30,624 /  64,376       99,451 /  111,636


Employment Agreements

On March 23, 1998, we entered into an employment agreement with Michael Perry our Chief Executive Officer. Under the terms of the agreement, Mr. Perry was granted 1,500,000 non-transferable stock options (not under our Option Plan) at an exercise price of $2.55 per share, subject to vesting requirements. The first tranche vested on September 23, 1998, and the final tranche was not scheduled to vest until March 23, 2002. Under the October 16, 1998 Stock Option Cancellation/Regrant program, Mr. Perry cancelled his 1,500,000 old options in exchange for a new grant of 1,295,000 options. The new options have an exercise price of $1.625 per share, and all accrued vesting was forfeited. The new options vest over the same four-year period with a commencement date of October 16, 1998. At November 30, 2000, 440,500 of the options are vested. The options expire on October 15, 2008.


Long Term Incentive Plans

We do not have any long-term incentive plans (as defined in the Securities and Exchange Commission regulations).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 1998, we entered into an 18-month unsecured private line of credit agreement with Allen E. Paulson and James C. Gilstrap. Under the terms of the agreement we can borrow up to $3,000,000 on an as-needed basis with monthly interest-only payments at an annual interest rate of 10.0%. In February 1999, the term was extended one year, to September 2000. In August of 2000 the line of credit repaid in full.

Before and after becoming an executive officer of CardioDynamics in June 1997, Dennis G. Hepp has served as a consultant and vendor to our Company since July 1995 through the company he founded in 1989, Rivertek Medical Systems, Inc., located in Minneapolis, Minnesota. Rivertek, which is 100% owned by Mr. Hepp and his wife, provides engineering consulting to medical device manufacturers, and continues to be one of our largest vendors. In fiscal 2000 and fiscal 1999, we paid $898,439 and $391,293, respectively, to Rivertek.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that each person who, at any time during the fiscal year ended November 30, 2000, was a Director, officer, or beneficial owner of more than 10% of a class of registered equity securities of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act.

                SHAREHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Shareholders is February 14, 2002. Such proposals may be included in the next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

If a shareholder wishes to have a proposal considered at the 2002 Annual Meeting but does not seek to have the proposal included in the Company's Proxy Statement and form of Proxy for that meeting, and if the shareholder does not notify CardioDynamics of the proposal by April 30, 2002, then the persons appointed as proxies by management may use their discretionary voting authority to vote on the proposal when the proposal is considered at the 2002 Annual Meeting, even though there is no discussion of the proposal in the Proxy Statement for that meeting. It is recommended that shareholders submitting proposals or notices of proposal direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested. Shareholders' proposals should be submitted to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                                  FORM 10-KSB

The company will mail without charge, upon written request, to any shareholder of the company a copy of the annual report on form 10-KSB, including the financial statements, schedules and list of exhibits. Requests should be sent to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Shareholder Relations.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                        By Order of the Board of Directors

                                        /s/ Michael K. Perry

Dated: June 4, 2001                     Michael K. Perry
                                        Chief Executive Officer

                                   Exhibit A
                                   AMENDMENT
                                      TO
                   CARDIODYNAMICS INTERNATIONAL CORPORATION
                    1995 STOCK OPTIONS/STOCK ISSUANCE PLAN
                    --------------------------------------
                (As Amended And Restated Through May 20, 1998)


     THIS AMENDMENT to the CardioDynamics International Corporation 1995 Stock Option/Stock Issuance Plan (the "Plan") has been adopted by the Board of Directors of CardioDynamics International Corporation, a California corporation (the "Corporation"), and approved by the shareholders of the Corporation. This Amendment amends the Plan in the following respects only:


     1. The second sentence of Article One, Section V.A., is hereby amended to read in full as follows:

          The maximum number of shares of common Stock which may be issued over the term of the Plan shall not exceed 6,000,000 shares.

     2. Article Two, Section I.F., is hereby amended to read in full as follows:

          F.  Limited Transferability of  Options.
              -----------------------------------

              1.  Except as specifically provided in Section I.F.2 or
                  Section I.F.3 during the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

              2. A Non-Statutory Option may be assigned in accordance with the terms of a "qualified domestic relations order" within the meaning of the Internal Revenue Code Section 414(p).

              3. The Plan Administrator may, in its discretion, permit an Optionee to transfer all or any portion of a Non-Statutory Option, or authorize all or a portion of any Non-Statutory Option to be granted to an Optionee to permit transfer by such Optionee, to
                  (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members and/or such Optionee, (iii) a partnership or limited liability company, the partners or members of which are limited to the Optionee and/or such Immediate Family Members, or
                  (iv) an entity exempt from federal
                  income tax under Section 501(c)(3) of the Internal Revenue Code, or any successor provision (collectively, the "Permitted Transferees"); provided, that (x) the Optionee receives no consideration for any such transfer and (y) subsequent transfers of the transferred Non-Statutory Option shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The stock option agreement or other documents evidencing any Non-Statutory Options with respect to which such transferability is authorized at the time of grant must be approved by the Plan Administrator and must expressly provide for transferability in a manner consistent with this Section I.F.3.

              4. Following the transfer of any Non-Statutory Option under either Section I.F.2 or I.F.3, (i) such Non-Statutory Option shall continue to be subject to the same terms and conditions as were in effect immediately prior to the transfer, provided that the term "Optionee" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Optionee, as applicable, to the extent necessary to enable such person to exercise the transferred Non-Statutory Option in accordance with the terms of this Plan and applicable law and
                  (ii) the provisions regarding the Optionee's cessation of Service or death shall continue to be applied with respect to the original Optionee and, upon the Optionee's cessation of Service or death, the Non-Statutory Option shall be exercisable only to the extent and for the periods specified in the stock option agreement evidencing the Non-Statutory Option.

              5. Any Optionee desiring to transfer a Non-Statutory Option pursuant to Section I.F.3 shall make application therefor in the manner and at the time specified by the Plan Administrator and shall comply with such other requirements as the Plan Administrator may determine to be necessary to insure compliance with all applicable securities laws. The Plan Administrator shall not permit a transfer of a Non-Statutory Option if such transfer cannot be made in compliance with all applicable securities laws.

              6. Neither the Plan Administrator nor the Corporation shall have any obligation to inform any transferee of a Non-Statutory Option of any expiration, termination, lapse or acceleration of such Non-Statutory Option.

     3. Article Four, Section I.F. is hereby amended to read in full as follows:

          F. Limited Transferability of Options.
             ----------------------------------

          1. An automatic option grant, together with the limited stock appreciation right pertaining to such option (collectively, for purposes of this Section I.F., the "Automatic Option Grant"), may be assigned in accordance with the terms of a "qualified domestic relations order" within the meaning of the Internal Revenue Code Section 414(p).

          2. The Plan Administrator may, in its discretion, permit an optionee to transfer all or any portion of an Automatic Option Grant to (i) the spouse, children or grandchildren of the optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members and/or such optionee, (iii) a partnership or limited liability company, the partners or members of which are limited to the optionee and/or such Immediate Family Members, or (iv) an entity exempt from federal income tax under
               Section 501(c)(3) of the Internal Revenue Code, or any successor provision (collectively, the "Permitted Transferees"); provided, that (x) the optionee receives no consideration for any such transfer and (y) subsequent transfers of the transferred Automatic Option Grant shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The stock option agreement or other documents evidencing any Automatic Option Grant with respect to which such transferability is authorized at the time of grant must be approved by the Plan Administrator and must expressly provide for transferability in a manner consistent with this
               Section I.F.3.

          3. Following the transfer of any Automatic Option Grant under either Section I.F.1 or Section I.F.2, (i) such Automatic Option Grant shall continue to be subject to the same terms and conditions as were in effect immediately prior to the transfer, provided that the term "optionee" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased optionee, as applicable, to the extent necessary to enable such person to exercise the transferred Automatic Option Grant in accordance with the terms of this Plan and applicable law and (ii) the provisions regarding the optionee's termination of service as a Board member shall continue to be applied with respect to the original optionee and, upon such termination of service as a Board member, the Automatic Option Grant shall be exercisable only to the extent and for the periods specified in the stock option agreement evidencing the Automatic Option Grant.

          4. Any optionee desiring to transfer an Automatic Option Grant as permitted under Section I.F.2 shall make application therefor in the manner and at the time specified by the Plan Administrator and shall comply with such other requirements as the Plan Administrator may determine to be necessary to insure compliance with all applicable securities laws. The Plan Administrator shall not permit a transfer of an Automatic Option Grant if such transfer cannot be made in compliance with all applicable federal, state and foreign securities laws.

          5. Neither the Plan Administrator nor the Corporation shall have any obligation to inform any transferee of an Automatic Option Grant of any expiration, termination, lapse or acceleration of such Automatic Option Grant.

     4.   As amended hereby, the Plan continues in full force and effect.



                                   CARDIODYNAMICS INTERNATIONAL
                                   CORPORATION

                                   By: /s/ Steve P. Loomis
                                      -----------------------------
                                   Its: Corporate Secretary
                                       ----------------------------

                   CardioDynamics International Corporation

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints James C. Gilstrap and Michael K. Perry, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CardioDynamics International Corporation to be held on Thursday, July 19, 2001 or at any postponement or adjournment thereof, as specified below, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.  To vote in
                                         ---
accordance with the Board of Directors recommendations just sign below, no boxes need to be checked.
________________________________________________________________________________
1.  Election of Directors:
       Nominees:
          Connie R. Curran     Jacques C. Douziech        Cam L. Garner
          James C. Gilstrap    Richard O. Martin          J. Michael Paulson
          Michael K. Perry

    [_]Vote FOR all nominees above (except as withheld in the space below)
    [_] Vote WITHHELD from all nominees


    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name for whom you wish to withhold your vote on the line below.
________________________________________________________________________________
2. To consider and act upon a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 shares to 6,000,000 shares and to allow transfer of certain options by gift to immediate family members and tax-exempt charities.

         [_] Vote FOR                [_] Vote AGAINST         [_] ABSTAIN
________________________________________________________________________________
3. To ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending November 30, 2001.

         [_] Vote FOR                [_] Vote AGAINST         [_] ABSTAIN
________________________________________________________________________________
Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1, 2 and 3 and will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof. To vote in accordance with the Board of Directors recommendations just sign below, no boxes need to be checked.


                                     Dated: ____________________, 2001


                                     __________________________________________
                                     Signature of Shareholder

                                     __________________________________________
                                     Printed Name of Shareholder

                                     __________________________________________
                                     Title (if appropriate)

                                     Please sign exactly as name appears hereon.
                                     If signing as attorney, executor,
                                     administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

__________  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

CardioDynamics
INTERNATIONAL CORPORATION

To My Fellow CardioDynamics' Shareholders,

Looking back, I am proud at how far we have come since the idea of "noninvasive" cardiac measurements was researched and developed by NASA in the 1960s. Thanks to advancements in technology and a group of very talented and dedicated people at CardioDynamics, the dream has become a reality, and we are now the innovators of a medical technology breakthrough called Impedance Cardiography (ICG).

Our BioZ(R) Systems provide medical professionals with vital data to help battle the top killer of both men and women - cardiovascular disease. The statistics are staggering - by the time you finish reading this letter, five people will have died from this deadly disease in the U.S. alone. What gets us up each morning? It's knowing that our work will improve the quality of your life and will reduce the chance that you or your family becomes one of these statistics.

I know it sounds cliche, but our team literally runs up the stairs each morning to start their day!

Performance for Shareholders - We take our commitment to creating and increasing shareholder value very seriously. There is a great deal of turbulence in the stock market these days, so I performed an analysis that you may find interesting. In May 1999, if you had $10,000 to invest in the stock market and held your investment over the past two years, which of the following companies would have been the best to have owned: Cisco, Intel, Microsoft, Hewlett Packard, Lucent, General Electric, ATT, Medtronic, Cardinal Health, Phillip Morris or CardioDynamics? I am proud to say that the best investment would have been CardioDynamics.

     Lucent              $  2,163
     ATT                 $  4,579
     Cisco               $  6,265
     Hewlett Packard     $  7,182
     Microsoft           $  8,785
     Intel               $  9,922
     Medtronic           $ 12,633
     General Electric    $ 14,022
     Phillip Morris      $ 15,462
     Cardinal Health     $ 17,552
     CardioDynamics      $ 22,000


Accomplishments - The Company is much stronger today than during any point in its history. We have made tremendous progress in just a few short years.

 .  Impressive Revenue Growth: From $0.5M in 1997, to $2.1M in 1998, to $7.3M in
   1999, and we concluded 2000 and our 12/th/ consecutive quarter of increased sales with sales of $13.1 million, up 80% percent over the prior year.

 .  Strong Gross Margins: Increased to 65% this year, generating an additional
   $3.9 million during the year.

 . Solid Capital Structure: Over $24 million in new equity, nearly $12 million in the bank and no debt.

 .  Blue Chip Partnerships: CardioDynamics and GE Medical Systems Information
   Technologies received 510(k) clearance for the first bedside monitor providing noninvasive cardiac function information. We also recently announced an alliance with Spacelabs Medical. Over the next few years, we plan to enter into alliances with other leading monitoring companies, which will provide access to more than 300,000 bedside monitors that are in today's worldwide installed based.

 . Strong Reimbursement: Significant Medicare rulings increased the average national reimbursement by 37% and mandated the Company's technology as an alternative to the right heart catheter for inotropic therapy determination.

 . Solid Clinical Acceptance: Over 10 major clinical studies presented worldwide and an entire issue of a peer-reviewed journal, Congestive Heart Failure, devoted to ICG technology.

 . Rich Product Development: Received two FDA 510(k) clearances - one for our
  BioZ.pc(TM), the Company's ICG technology combined with an internet-based information management system and the other for BioZtect(TM) Sensors, our new proprietary sensors.

 . Broad National Exposure. Nasdaq National Market System Listing, inclusion in the Russell 3000 Index, Deloitte & Touche's prestigious Technology Fast 500 Award, and the American Electronics Association's High-Tech 2000 Award for achievement and innovation.

People - We are fortunate to have a group of highly dedicated employees. All of us are owners in the company and are encouraged to question every process, procedure, and cost. We have an employee "cost-savings" program that has helped reduce over $1.5 million in costs over the past 2 years, and we believe this is just the beginning.

Looking Ahead - Our mission is to make our proprietary ICG technology a standard of care. This will be achieved when noninvasive cardiac output, our primary measurement, becomes the Sixth Vital Sign(TM), just as Nelcor's pulse oximetry became the "fifth vital sign" in the mid-1980s.

We intend to position our technology as one of the key monitoring and diagnostic tools in the treatment of patients with congestive heart failure, high blood pressure, pacemakers, pulmonary disease, and kidney failure. We are constantly investigating new applications for our technology and recently announced a pilot program to improve end stage renal disease by linking the kidney disease specialist and the cardiologist with the BioZ dTEL, our dialysis product in development. Another exciting product in the pipeline is the BioZ.tel, the Company's new home healthcare solution. Both of these innovative products utilize the Internet to transfer data and have the potential to significantly improve outcomes, reduce hospitalization admittance, and minimize costs.

Key Elements of Our Corporate Strategy:

 .    To accelerate outpatient market penetration through expansion of our direct sales force

 .    To broaden distribution channels through strategic alliances

 .    To secure a recurring revenue stream through proprietary sensors, which we anticipate will become as much as 40% of our total revenue within five years

 .    To maintain market leadership through continuous innovations and product improvements

 .    To target new market opportunities through technology and application development

 .    To develop ICG products for home healthcare use


I would like to sincerely thank our employees, shareholders, and customers for their support, loyalty, and patience. We survived the "proof of concept" phase and are now in the "rapid growth" phase. I am honored to be with you on this journey as we make a genuine contribution to healthcare. As we head into 2001, we believe we have the necessary resources to establish our proprietary technology as a standard of care and create long-term, sustainable and growing value for our shareholders.

Best of Health,


/s/ Michael K. Perry
--------------------
Michael K. Perry
Chief Executive Officer


May 25, 2001